Exhibit 99.1

Concur Raises Guidance for Fiscal 2007

Gelco Acquisition Ahead of Schedule; Company Provides Guidance for Fiscal 2008

Redmond. Wash., September 14, 2007 — Concur (NASDAQ: CNQR), the world’s leading provider of on-demand Employee Spend Management services today announced updated guidance for the fiscal quarter and year ending September 30, 2007, as well as details on the expected timing of the company’s acquisition of privately-held H-G Holdings, Inc. and its subsidiaries, including Gelco Information Network, Inc., the owner of Gelco Expense Management (Gelco). The company now expects the acquisition to close in early October 2007, ahead of its originally anticipated schedule. As a result, Concur is also providing its business outlook for fiscal 2008.

“Demand for our services continues to be strong as customers continue to embrace our integrated travel & expense service. Customer deployments are ahead of schedule and we are tracking well against our investment objectives. With solid execution across the business, we now expect total revenue for the fourth quarter of fiscal 2007 to be approximately $34.5 million, GAAP earnings per share to be approximately $0.04, and non-GAAP earnings per share to be approximately $0.15. In addition, we expect cash flows from operations for fiscal 2007 to be approximately $33.0 million against capital expenditure needs of approximately $13.0 million,” said Steve Singh, chairman and CEO of Concur. “We expect to close the Gelco acquisition in early October 2007 and are pleased with the progress we have made across the business on integration plans. With this acquisition, we expect to substantively and immediately grow our distribution capacity and invest to accelerate the integration of Gelco’s payment processing service with our solutions.”

Singh continued, “Assuming we close the acquisition on October 1, 2007, we expect our total revenue for the first quarter of fiscal 2008 to be approximately $45.0 million, GAAP earnings per share to be approximately $0.00, and non-GAAP earnings per share to be approximately $0.11. Included within our expected performance are significant acquisition-related costs, approximately $9.0 million per quarter in revenue resulting from the acquisition of Gelco, and an increase of our total outstanding shares of common stock resulting from our proposed public offering to finance the acquisition of Gelco. We expect total revenue for fiscal 2008 to be approximately $198.0 million, GAAP earnings per share to be approximately $0.11, and non-GAAP earnings per share to be approximately $0.68. In addition, we expect continued significant growth in cash flows in fiscal 2008, with cash flows from operations growing to nearly $40.0 million against capital expenditure needs of approximately $14.0 million.”

On July 30, 2007, Concur announced that it had agreed to acquire H-G Holdings. Its Gelco subsidiary provides a wide range of expense management services to its clients, including ExpenseLink. Concur expects the acquisition to be accretive to non-GAAP earnings in fiscal 2008.

Under the terms of the acquisition agreement, Concur will pay $160.0 million in cash for all of the outstanding equity securities of H-G Holdings. The total amount of the consideration is subject to certain adjustments, escrows, and hold back provisions set forth in the acquisition agreement. The company expects to finance the payment of the consideration by borrowing under an extension of its existing bank financing together with the proceeds of a public offering of our common stock. The acquisition is subject to customary closing conditions and regulatory approvals.

About Concur

Concur is the world’s leading provider of on-demand Employee Spend Management services. Concur enables organizations to globally control costs by automating the processes they use to manage employee spending. Concur’s end-to-end solutions seamlessly unite online travel booking with automated expense reporting, streamline meeting management and optimize the process of managing vendor payments, employee check requests and direct reimbursements. Organizations of all sizes trust Concur to help them control spend before it occurs while eliminating paper and optimizing supplier relations. Concur’s unified approach to managing employee spend delivers a 360° view into all employee expenses, helping companies globally enforce policies and monitor vendor compliance, while delivering unprecedented control and valuable insight. Concur’s suite of on-demand services reach millions of employees across thousands of organizations around the world — streamlining business processes, reducing operating costs, improving internal controls and providing enhanced visibility and actionable expense analysis. More information about Concur is available at www.concur.com.

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This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements of expected financial results, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: timing of our proposed acquisition of H-G Holdings, Inc. and potential difficulties integrating the operations of the acquired business with our operations; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability of the hosting infrastructure for our subscription service offerings; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks associated with expansion into new geographic markets; the lengthy sales cycle for our products and services; and uncertain market acceptance of recently-introduced or future products and services.

Please refer to the company’s public filings made with the Securities and Exchange Commission (http://www.sec.gov) for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

This release contains non-GAAP financial measures. The following table reconciles the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”):

Concur Technologies, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(Unaudited)

	Three months ended		Twelve months ended
	September 30, 2007	December 31, 2007	September 30, 2008
Diluted earnings per share:
Diluted earnings per share	$0.04	$—	$0.11
Add back:
Effect of share-based compensation	0.05	0.07	0.27
Effect of amortization of intangibles	0.01	0.04	0.17
Provision for income taxes	0.05	—	0.13

Non-GAAP diluted earnings per share	$0.15	$0.11	$0.68

Shares used in calculation of diluted non-GAAP earnings per share:
Diluted	41,400	46,900	47,200

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from

GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the SEC and not to rely on any single financial measure to evaluate our business.

Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and business outlook for future periods with results of past periods. Concur presents the following non-GAAP financial measures in this release: non-GAAP earnings per share. Concur excludes the following items as noted from this non-GAAP financial measure:

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Share-based compensation expenses. Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options that we began recording under SFAS 123(R) in the first quarter of fiscal 2006. We exclude these expenses from our non-GAAP financial measures primarily because they are non-cash expenses that we do not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of business outlook for future periods with results for prior periods, which did not include share-based compensation expenses.

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Amortization of intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets, other purchased intangible assets such as customer lists and covenants not to compete. We exclude these items from our non-GAAP financial measures because they are non-cash expenses that we do not consider part of ongoing operating results when assessing the performance of our business, and we believe that doing so facilitates comparisons to our historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Provision for income taxes. In accordance with GAAP, we began recording a provision for income taxes in the fourth quarter of fiscal 2006. We exclude this expense from our non-GAAP financial measures for fiscal 2007 primarily because it is largely a non-cash expense that we do not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of this expense facilitates the comparison of business outlook for future periods with results for prior periods, which did not include a provision for income taxes.

Except as noted below, we believe that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

•

Our management uses non-GAAP earnings per share in internal reports used by Concur’s management in monitoring and making decisions regarding Concur’s business. For example, this measure is used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP earnings per share and non-GAAP earnings per share as measures that determine executive cash incentive compensation, along with GAAP measures, such as revenue.

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Because share-based compensation, amortization of acquired intangible assets are non-cash in nature and the provision for income taxes is largely non-cash in nature, Concur believes that non-GAAP earnings per share provides a more focused view of the operations of its business. In particular, share-based compensation amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option grants—which are unpredictable and can vary dramatically from period to period—and external factors such as interest rates and the trading price and volatility of the company’s common stock. In addition, the provision for income taxes can vary significantly because losses in our foreign operations are not included in the calculation of the consolidated provision for income taxes as we have not yet released the reserves against the deferred tax assets for our foreign operations. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding options is reflected in fully-diluted shares outstanding used in calculating both GAAP earnings per share and our non-GAAP earnings per share.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management, facilitates comparison of its results across historical and future periods, and because its non-GAAP financial measures provide a special focus on the underlying operating performance of the business relative to expectations.

All company or product names are trademarks and/or registered trademarks of their respective owners.

Investor Contact:

John Adair, Concur Technologies, Inc., 425-497-6439, johna@concur.com

Press Contact:

Stefanie Johansen, Weber Shandwick for Concur, 425.452.5468, SJohansen@WeberShandwick.com